EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-143930 on Form S-3 of Icahn Enterprises L.P. of our report dated March 31, 2010, with respect to the consolidated financial statements of Tropicana Entertainment Holdings, LLC for the year ended December 31, 2009, included in Icahn Enterprises L.P.’s Current Report on Form 8-K/A dated April 13, 2010.

/s/ Ernst & Young LLP

Las Vegas, Nevada
April 13, 2010